Exhibit 10.2

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”) is dated as of this 25th day of February, 2015, by and between FOCUS FRANCHISING COMPANY, LLC, a Delaware limited liability Recipient (“Contributor”) , FOCUS FRANCHISING, INC., a Florida corporation (“Recipient”); and joined by FOCUS ACQUISITION GROUP, LLC, a Delaware limited liability Recipient (the “Common Parent”)

RECITALS:

A. The membership interest of the Contributor is owned 100.00% by the Common Parent;

B. The issued and outstanding common stock of the Recipient is owned 100.00% by the Common Parent;

C. Contributor is the owner of the JRECK SUBS franchise system, which includes all of the associated assets, contracts and intellectual property which comprise the JRECK SUBS franchise business (the “Franchise”);

D. The Common Parent has determined that it is in its’ best interests to transfer ownership of the Franchise to the Recipient, in order to further the development and marketing of the Franchise;

E.  In furtherance of this Agreement, the Common Parent has agreed to cause the Contributor to contribute of its right, interest and title in the Franchise, to the Recipient;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

ARTICLE 1.          TERMS OF CONTRIBUTION

1.1 Contribution of Assets to Recipient.  At  or  prior  to  the  Closing,  the  Contributor shall transfer, convey and distribute to the Recipient, free and clear of any and all claims,  pledges,  contracts,  title  retention  agreements,  rights,  options,  liens,  encumbrances, agreements,  charges, taxes or liabilities of any kind  (collectively,  "Encumbrances"),  all of the Contributor's right, title and interest in and to all of the property and assets of the Contributor, whether real, personal  or mixed, tangible and  intangible,  of every kind  and description, wherever  located  (the  "Transferred Assets "),  other  than  the  Excluded  Assets  (as  defined  in Section 1.2 below).   Without limiting the generality of the foregoing, it is mutually agreed and understood that the Transferred Assets include:

(a) the tangible personal property of the Contributor used or useful in the operation of the Franchise, including, but not limited to, software, hardware, personal computers, machinery, equipment, vehicles, tools, furniture; furnishings, fixtures, goods, and other tangible personal property, together with all warranties (express or implied), operating manuals and all tangible and intangible property related to the foregoing;

(b) all rights under those agreements, including all franchise agreements, contracts, and other instruments relating to the Franchise, whether written or oral, in effect on the Closing Date, (collectively, the ''Assumed Contracts"), including any security deposits or prepaid expenses relating to the Assumed Contracts;

(c) Intellectual Property related to or useful in the Franchise, including, but not limited to, the right to use the name "Jreck Subs" and any derivatives thereof; and all other Intellectual Property related to the operation or ownership of the Franchise;

(d) all transferable Permits relating to the Franchise;

(e) all accounts, notes receivable and trade receivables, billed and unbilled, that relate to the Franchise and all related rights as of the Closing Date;

JRECK Franchise Operations
Contribution Agreement (FINAL)

(f) all inventory, if any, including office and other supplies of the Contributor as of the Closing Date;

(g) all prepaid expenses of the Contributor;

(h) the Contributor's current and prospective franchisee list and all franchisee and prospective franchisee data relating to the Franchise;

(i) all books, records, files and papers pertaining to the Transferred Assets and the Assumed Liabilities (as defined in Section 1.3 below), whether in hard copy or computer format; including, without limitation, financial records and information, personnel files, sales and promotional literature, catalogs, photography, brochures, manuals and· data, lists of present, former and prospective franchisees and customers and all other marketing materials and correspondence relating to the Franchise;

(j) all   cash,   cash  equivalents,   certificates   of  deposit   and   bank accounts;

(k) except as otherwise specifically provided herein, all other assets, properties, claims, credits, rights, choses in action, rights of set-off and interests of the Contributor relating to the Transferred Assets or the Franchise of every kind, nature and description whether or not disclosed herein and whether tangible or intangible, personal or mixed; and

(l) all goodwill  associated  with  the  Franchise  or  the  Transferred Assets.

1.2 Consideration to Contributor.  In consideration of the contribution of the assets listed above, Recipient shall transfer to Focus Acquisition Group, LLC, all of its issued and outstanding stock, if any, which is not already owned by Focus Acquisition Group, LLC.

1.3 Closing Date.  Subject to the provisions of this Agreement, the Closing of the transactions contemplated herein shall occur on or before the close of Franchise on September 5, 2012.

ARTICLE 2.         TAXES

2.1 Tax Effect of Contribution.  The parties anticipate that the Recipient will be classified as a corporation under the Code.    The contributions pursuant to Section 1.1 above, are intended by the parties to be a tax-free contribution of property under §351 of the Code.

ARTICLE 3.        REPRESENTATIONS & WARRANTIES OF CONTRIBUTOR

FOCUS FRANCHISING COMPANY, LLC, makes the following representations and warranties to all parties, each of which shall be deemed material (and said other parties, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties).

3.1 Organization, Good Standing and Qualification.  Contributor is a limited liability Recipient duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws and has requisite corporate power and authority to own properties owned by it and to conduct business as being conducted by it, except where the failure to be existing and in good standing or have such power would not have a Material Adverse Effect (as defined herein).  Contributor does not own or lease property or engage in any activity in any jurisdiction which might require its qualification to do Franchise as a foreign corporation in any jurisdiction, except where the failure to be so qualified would not have a Recipient Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse change in, or material adverse effect on, the Franchise, financial condition or operations of an entity or person, taken as a whole; provided, however that, the effects of changes that are generally applicable to: (a) the industries and markets in which such entity or person operates; or (b) the United States economy shall be excluded from the determination of Material Adverse Effect; and provided, further that any adverse effect on Contributor resulting from the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of Material Adverse Effect.

 JRECK Franchise Operations
Contribution Agreement (FINAL)

3.2 Organizational Documents.  Contributor has delivered to Recipient accurate and complete copies of its organizational documents including all amendments thereto.  There has not been any violation of any provisions of the foregoing or any operating agreement which may be in effect, and no action has been taken that is inconsistent in any material respect with any resolution adopted by the members or managers of Contributor.

3.3 Corporate Authority.  Contributor has all requisite power and authority to execute and deliver this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Contributor of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by Contributor’s members and managers. Except for obtaining the approval of a majority of its members, no further authorization is necessary on the part of Contributor to consummate the Transaction contemplated hereby.

3.4 Valid and Binding Agreement.  Assuming this Agreement constitutes the valid and binding obligation of the other parties hereto and subject to the adoption of this Agreement by a majority of Contributor members, this Agreement, when executed and delivered by Contributor, constitutes or will constitute the legal, valid and binding obligation of Contributor, enforceable against each party named above in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally; and (b) equitable defenses and to the discretion of the court before which any proceedings seeking the remedy of specific performance and injunctive and other forms of equitable relief may be brought.

3.5 No Breach of Statute or Contract.  Except for matters specifically described in this Agreement, neither the execution, delivery and performance of this Agreement by Contributor, nor compliance with the terms and provisions of this Agreement on the part of Contributor, will: (i) violate any provision of Contributor’s  organizational documents or operating agreement which may be in effect for Contributor, as amended; (ii) require the issuance of any authorization, license, consent or approval of or require notice to or filing with, any federal or state governmental agency; or (iii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both a default under any mortgage, indenture, agreement, permit, deed of trust, lease, franchise, license or instrument to which Contributor is a party or by which it or any of its properties is bound, or any judgment, decree, order, rule or regulation or other restriction of any court or any regulatory body, administrative agency or other governmental body applicable to Contributor or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Contributor pursuant to any such term, except in the case of clauses (ii) or (iii) for such violations, breaches or defaults which, or authorizations, licenses, consents, approvals, notices or filings the failure of which to obtain or make, (iv) would not have a Material Adverse Effect or would not materially adversely affect the ability of Contributor to consummate the Transaction contemplated by this Agreement, or (v) would become applicable as a result of the Franchise or activities in which the Recipient is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to the Recipient.

3.6 Litigation.  There is neither pending nor, to Contributor’s knowledge, threatened, any legal or governmental action, suit, investigation, proceeding or claim, to which Contributor is or may be named as a party by or before any court, governmental or regulatory authority or by any third party that is reasonably likely to have a Material Adverse Effect on the Franchise or the Transaction.  Contributor is not a party or subject to the provisions of any material injunction, judgment, decree, or order of any court, regulatory body, administrative agency or other governmental body.

3.7 Title to Transferred Assets: Liens and Encumbrances.  Contributor has good and valid title in and to the Transferred Assets, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except: (a) as would not have a Material Adverse Effect; (b) as shown on Contributor Financial Statements; or (c) tax, materialmen’s or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings.  Contributor owns or has adequate rights to use the Transferred Assets with regard to its Franchise operations as now conducted.

 JRECK Franchise Operations
Contribution Agreement (FINAL)

3.8 Franchise.  Except for such claims, which individually or in the aggregate, would not have a Material Adverse Effect, there are no pending or, to the knowledge of Contributor, threatened claims of which Contributor has been given written notice by any person against their use of any intellectual property, including but not limited to trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, trade secrets, Franchise (source code and object code), any other copyrightable works, copyright registrations, inventions, and patents and all applications therefore which are owned or used by Contributor in its operations as currently conducted. Contributor has full ownership of the Franchise and all associated intellectual property as are necessary to permit it to conduct its operations as currently conducted, except where the failure to have such rights is related to the use of Commercial Franchise Rights as defined below.

3.9 Brokers or Finders.  Contributor represents, as to itself, and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

3.10 Consents.  Contributor’s execution and delivery of this Agreement does not, and Contributor’s performance of this Agreement and the consummation of the transaction contemplated hereby will not, require any filing with, delivery of notice to or receipt of any material consent from, any Person except for FOCUS ACUISITIONS GROUP, LLC as its member.

3.11 Accounts Receivable.  All of the accounts and notes receivable were or will have been created in the ordinary course of Contributor’s operation of the Franchise business, and Contributor has no knowledge of any valid defense or right of set-off to the rights of Contributor to collect such accounts and notes receivable in their full amounts.

ARTICLE 4.        REPRESENTATIONS & WARRANTIES OF RECIPIENT

FOCUS FRANCHISING, INC., makes the following representations and warranties to each of the other parties to this Agreement, each of which shall be deemed material (and each said other party, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties):

4.1 Organization, Good Standing and Qualification. Recipient is a corporation, duly organized and validly existing under the laws of the State of Florida and is in good standing under such laws and has the requisite power and authority to own properties owned by it and to conduct the Franchise business, except where the failure to be existing and in good standing or have such power would not have a Material Adverse Effect (as defined herein). Recipient does not own or lease property or engage in any activity in any jurisdiction which might require its qualification to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse change in, or material adverse effect on, the Franchise, financial condition or operations of Recipient, taken as a whole; provided, however that, the effects of changes that are generally applicable to: (a) the industries and markets in which Recipient operates; or (b) the United States economy shall be excluded from the determination of Material Adverse Effect; and provided, further that any adverse effect on Recipient resulting from the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of Material Adverse Effect.

4.2 Recipient Authority. Recipient has all requisite corporate power and authority to execute and deliver this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Recipient of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by Recipient’s officers and directors. Except for obtaining the approval of a majority of its members, no further corporate authorization is necessary on the part of Recipient to consummate the transactions contemplated hereby.

 JRECK Franchise Operations
Contribution Agreement (FINAL)

4.3 Valid and Binding Agreement. Assuming this Agreement constitutes the valid and binding obligation of the other parties hereto and subject to the adoption of this Agreement by a majority of Recipient’s members, this Agreement, when executed and delivered by Recipient, constitutes or will constitute the legal, valid and binding obligation of Recipient, enforceable against Recipient, in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally; and (b) equitable defenses and to the discretion of the court before which any proceedings seeking the remedy of specific performance and injunctive and other forms of equitable relief may be brought.

4.4 No Breach of Statute or Contract.  Except for matters specifically described in this Agreement, neither the execution, delivery and performance of this Agreement by Recipient, nor compliance with the terms and provisions of this Agreement on the part of Recipient, will: (i) violate any provision of Recipient’s Articles, bylaws or any other organizational documents of Recipient, as amended; (ii) require the issuance of any authorization, license, consent or approval of or require notice to or filing with, any federal or state governmental agency; or (iii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both a default under any mortgage, indenture, agreement, permit, deed of trust, lease, franchise, license or instrument to which Recipient is a party or by which it or any of its properties is bound, or any judgment, decree, order, rule or regulation or other restriction of any court or any regulatory body, administrative agency or other governmental body applicable to Recipient or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Recipient pursuant to any such term, except in the case of clauses (ii) or (iii) for such violations, breaches or defaults which, or authorizations, licenses, consents, approvals, notices or filings the failure of which to obtain or make, (iv) would not have a Material Adverse Effect or would not materially adversely affect the ability of Recipient to consummate the transactions contemplated by this Agreement, or (v) would become applicable as a result of the Franchise or activities in which the Recipient is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to the Recipient.

4.5 Brokers or Finders.  Recipient represents, as to itself, and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

4.6 No Material Adverse Change. As of the Effective Date hereof and as of the Closing Date no event has occurred or is planned to occur, or circumstance arisen or reasonably likely to arise that, individually or taken together with all other facts, circumstances and events, has had or is reasonably likely to have a Material Adverse Effect on Recipient or any principal or Affiliate of Recipient.

4.7 Legal Proceedings. There are no legal actions, lawsuits, claims, demands or proceedings pending or, to the knowledge of Recipient, threatened by or against or affecting Recipient or any principal or Affiliate of Recipient that would (i) give any person the right to enjoin or rescind the transactions contemplated by this Agreement, or (ii) otherwise prevent Recipient from executing and delivering this Agreement or performing the its obligations pursuant to, or observing any of the terms and provisions of, this Agreement.

 JRECK Franchise Operations
Contribution Agreement (FINAL)

ARTICLE 5.        ADDITIONAL AGREEMENTS & POST CLOSING EVENTS OF THE PARTIES

The parties hereby further agree that, from and after the Closing:

5.1 Publicity. The initial press releases with respect to the execution of this Agreement shall be acceptable to the parties. Thereafter, so long as this Agreement is in effect, the parties shall not issue or cause the publication of any press release with respect to this Agreement or the other transactions contemplated hereby or otherwise without the prior agreement of the other parties, except as may be required by law or by any listing agreement with a national securities exchange.

5.2 Further Assurances. From time to time from and after the Closing, the parties shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, certificates and other instruments, and shall take or cause to be taken any and all such further action, as any of the parties may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

ARTICLE 6.        CONDITIONS

6.1 Conditions to Each Party’s Obligation to Closing. The obligations of the parties to consummate this Agreement are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

(a) Approval of Members.  This Agreement shall have been approved by the member (or members as the case may be) of Contributor and Recipient, in accordance with the law of the jurisdiction in which said entity is organized or incorporated;

(b) Governmental Entities. No court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the material transactions contemplated by this Agreement; provided that the parties shall have used their best efforts to cause any such order, decree, ruling, statute, rule or regulation to be vacated or lifted; and

(c) Consents. All authorizations, approvals or consents required to permit the consummation of this Agreement shall have been obtained and be in full force and effect, except where the failure to have obtained any such authorizations, approvals or consents would not have a Material Adverse Effect.

(d) Accuracy of Representations and Warranties All representations and warranties made by each of the parties hereto, shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of that date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein), would not have a Material Adverse Effect;

(e) Performance. Each party shall have performed, satisfied and complied in all material aspects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such party on or before the Closing Date.

JRECK Franchise Operations
Contribution Agreement (FINAL)

ARTICLE 7.         CLOSING

7.1 Place and Date of Closing.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Contributor, or such other location or via such other methodology as is agreed to between the parties, at a time mutually agreeable to the parties, or on such date as may be reasonably required to accommodate a satisfaction of the conditions precedent to Closing hereunder.

7.2 Actions at Closing.  At the Closing, the parties shall make all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.

ARTICLE 8.        SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

8.1 Survival.  The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of two (2) years from the Effective Date.  To the extent that an Indemnified Party (as hereinafter defined) asserts in writing a claim for Damages (as hereinafter defined) against an Indemnifying Party (as hereinafter defined) prior to the expiration of the indemnification period, which claim reasonably identifies the basis for the claims and the amounts of any reasonably ascertainable damages, the Indemnification Period shall be extended for such claim until such claim is resolved, subject to the limitations hereinafter provided.

8.2 Indemnification .  Subject to the limitations below, each party hereto (the "Indemnifying Party")   shall indemnify, defend, and hold harmless the other party (the "Indemnified Party")  and each of their respective officers, directors, employees and affiliates for, by, from, against and in respect of any third party claim and the resulting liability, obligation, loss, damage, cost, or expense arising from or based upon (a) the ownership, use, possession, or operation of the Franchise by Contributor before and on the Effective Date (solely in the case of Contributor as the Indemnifying Party), or the operation of the Franchise after  the Effective Date (solely in the case of Recipient as the Indemnifying Party); (b) any damage or deficiency resulting from any misrepresentation, breach of warranty, or non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or from any misrepresentation in or omission pursuant to this Agreement; and (c) all actions, suits, proceedings, demands, assessments, reasonable expenses, and costs, including arbitration and court costs and reasonable attorneys’ fees, incident to any of the foregoing (the items in clauses (a), (b), and (c) collectively, “Damages”).  This covenant by each party to indemnify, defend, and hold harmless the other party, shall survive the Closing to the same extent and time provided in Section 8.1 above.

8.3 Limitations of Liability

The following limitations shall apply to a party's obligations of indemnity hereunder with regard to breach of any warranty or material inaccuracy of any representation:

(a) Cap. Except to the extent of a fraudulent misrepresentation, the maximum aggregate liability for all losses, claims, damages, indemnification obligations or deficiencies resulting from the breach of any warranty or material inaccuracy of any representation made and contained in this Agreement shall in no event exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

(b) Basket. Neither party shall be entitled to indemnification under this Agreement unless the indemnification obligation shall be in excess of Ten Thousand Dollars ($10,000) in the aggregate.

(c) Certain Damages Excluded.  The Indemnifying Party shall be responsible only for direct damages except in the event of fraud or intentional misconduct or gross negligence.

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Contribution Agreement (FINAL)

(d) Exclusive Remedy. The rights and remedies herein provided shall be the exclusive right and remedy available to the Indemnified Party except as to matters involving fraud or fraudulent misrepresentation.

8.4 Defense of Claims.  Each party entitled to indemnification under this Article 9 (the “Indemnified Party” agrees to notify the party required to provide indemnification (the “Indemnifying Party” with reasonable promptness of any claim asserted against it in respect of which the Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The failure of the Indemnified Party to promptly give notice shall not preclude such Indemnified Party from obtaining indemnification under this Article 9, except to the extent, and only to the extent, that the Indemnifying Party’s failure actually prejudices the rights or increases the liabilities and obligations of the Indemnifying Party. The Indemnifying Party shall have the right, at its election, to defend or compromise any such claim at their own expense with counsel of their choice; provided, however that: (a) such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; (b) the Indemnified Party may participate in such defense, if it so chooses with its own counsel and at its own expense; and (c) any such defense or compromise shall be conducted in a manner which is reasonable and not contrary to the Indemnified Party’s interest. In the event the Indemnifying Party does not undertake to defend or compromise, the Indemnifying Party shall promptly notify the Indemnified Party of its intention not to undertake to defend or compromise the claim.

ARTICLE 9.        PARTIES

9.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

9.2 Notices. Any notice, demand, request, offer, consent, approval or communications (collectively, a “Notice”) to be provided under this Agreement shall be in writing and sent by one of the following methods: (a) postage prepaid, United States certified or registered mail with a return receipt requested, addressed to the appropriate party at the addresses set forth below; (b) overnight delivery with a nationally recognized and reputable air courier (with electronic tracking requested) addressed to the appropriate party at the addresses set forth below; (c) personal delivery to the appropriate party at the addresses set forth below; or (d) by confirmed facsimile or telecopier transmission to the appropriate party at the facsimile numbers set forth below and in such case of facsimile transmission, a copy must also be contemporaneously sent by one of the methods described in the preceding clause (a), (b) or (c) of this Section (it being understood and agreed, however, that such Notice shall be deemed received upon receipt of electronic transmission). Any such Notice shall be deemed given upon receipt thereof, or, in case of any Notice sent pursuant to clause (a), (b) or (c) above, the refusal thereof by the intended receipt. Notwithstanding the foregoing, in the event any Notice is sent by overnight delivery or personal delivery and it is received (or delivery is attempted) during non-business hours (i.e., other than during 8:30 a.m. to 5:30 p.m. (Monday through Friday, excluding holidays), then such Notice shall not be deemed to have been received until the next Franchise Day. Either party may designate a different address for receiving Notices hereunder by notice to the other party in accordance with the provisions of this Section 10.2. Further notwithstanding the foregoing, if any Notice is sent by either party hereto to the other and such Notice has not been sent in compliance with this Section but has in fact actually been received by the other party, then such Notice shall be deemed to have been duly given by the sending party and received by the recipient party effective as of such date of actual receipt.

Notwithstanding anything in this Section to the contrary, any Notice delivered in accordance herewith to the last designated address of any person or party to which a Notice may be or is required to be delivered pursuant to this Agreement shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the Notice is directed or the failure or refusal of such person or party to accept delivery of the Notice.

JRECK Franchise Operations
Contribution Agreement (FINAL)

ARTICLE 10.        MISCELLANEOUS

10.1 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, which such consent may be granted or withheld in such other party’s sole and absolute discretion. The rights and obligations of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder.

10.2 Schedules and Exhibits. All exhibits and schedules attached hereto (the “Exhibits”) shall be construed with and deemed an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Exhibits shall be deemed to be disclosed for all purposes under this Agreement, and all references to this Agreement herein or in any such Exhibits shall be deemed to refer to and include all such Exhibits.

10.3 Waiver. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. No waiver shall be effective unless in writing, and signed by the party or parties to which the performance of duty is owed. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

10.4 Independent Covenants. The parties agree that each of the covenants, clauses and provisions contained in this Agreement shall be deemed severable and construed as independent of any other covenant, clause or provision.

10.5 Severability.  If all or any portion of a covenant, clause or provision in this Agreement is held to be illegal, invalid, or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision, the remaining covenants, clauses and provisions shall remain valid and enforceable. In lieu of each covenant, clause or provision of this Agreement that is held to be illegal, invalid or unenforceable, there shall be added as a part of this Agreement a covenant, clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable, and the parties expressly agree to be bound by any such added covenant, clause or provision as if the resulting covenant, clause or provision were separately stated in, and made a part of this Agreement. In the event any covenant, clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a covenant, clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence.

10.6 Entire Agreement.  This Agreement contains and represents the entire and complete understanding and agreement concerning and in reference to the arrangement between the parties hereto. The parties hereto agree that no prior statements, representations, promises, agreements, instructions, or understandings, written or oral, pertaining to this Agreement, other than those specifically set forth and stated herein, shall be of any force or effect. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto.

JRECK Franchise Operations
Contribution Agreement (FINAL)

10.7 Modifications and Amendments. This Agreement may not be, and shall not be construed to have been modified, amended, rescinded, canceled, or waived, in whole or in part, except if done so in writing and executed by the parties hereto.

10.8 Time of Essence.  The parties to this Agreement acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement.

10.9 Governing Law. The validity, interpretation and enforcement of this Agreement shall be governed by, and construed and enforced in accordance with the local laws of the State of Florida without giving effect to its conflicts of laws provisions, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

10.10 Exclusive Jurisdiction: Venue. EACH PARTY HERETO AGREES TO SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN SEMINOLE COUNTY, FLORIDA, FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

10.11 Waiver of Jury Trial.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

10.12 Construction. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been filly reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

10.13 Section Headings. The titles to the numbered sections in this Agreement and the ordering or position thereof are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of said covenants or provisions set forth herein.

10.14 Counterparts. This Agreement may be executed by each party upon a separate counterpart, each of which shall be deemed an original, and in such case one copy of this Agreement shall consist of enough of such counterparts to reflect the signature of all of the parties to this Agreement. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

10.15 Attorneys’ Fees. Notwithstanding this Article 11, in the event either party employs an attorney or brings an action against the other arising out of the terms of this Agreement, the prevailing party (whether such prevailing party has been awarded a money judgment or not) shall receive from the other party (and the other party shall be obligated to pay) the prevailing party reasonable legal fees and expenses (including the fees and expenses of experts and para-professionals), whether such fees and expenses are incurred before, during or after any trial, re trial, re-hearing, mediation or arbitration, administrative proceedings, appeals or bankruptcy or insolvency proceedings, and irrespective of whether the prevailing party would have been entitled to such fees and expenses under applicable law in the absence of this Section. Without limiting the generality of the foregoing, the term “expenses” shall include expert witness fees, bonds, filing fees, administrative fees, transcriptions, depositions or proceedings, costs of discovery and travel costs. The term “prevailing party” as used in this Section shall mean that party whose positions substantially prevail in such action or proceeding, and any action or proceeding brought by either party against the other as contemplated in this Section may include a plea or request for judicial determination of the “prevailing party” within the meaning of this Section. In the event neither party substantially prevails in its positions in such action or proceeding, the court may rule that neither party has so substantially prevailed, in which event each party shall be responsible for its own fees and expenses in connection therewith. In addition, the fees and expenses for the services of “in-house” counsel (if any) shall be included within the prevailing party’s fees and expenses as fully as if such in-house legal services were provided by an “outside” attorney or law firm as contemplated within this Section, irrespective of whether “outside” legal services are obtained in connection with such matter. The fees and expenses on the part of in-house counsel as aforesaid shall be determined based upon the prevailing hourly rates, fees and expenses for an attorney(s) of comparable experience in the Orlando, Florida area.

JRECK Franchise Operations
Contribution Agreement (FINAL)

10.16 Arm’s Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that: (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

10.17 Rules of Interpretation.  Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto: (a) the singular includes the plural and plural includes the singular; (b) “or” is not exclusive and “include” and “including” are not limiting; (c) a reference to any agreement or other contract includes any permitted supplements and amendments; (d) a reference to a section or paragraph in this Agreement shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or paragraph; (e) words such as “hereunder”, “hereto”, “hereof”, and “herein”, and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause hereof; (f) a reference in this Agreement to a “person” or “party” (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including, but not limited to, corporations, partnerships, limited liability companies or partnerships, trusts, etc.); (g) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP; and (h) any reference in this Agreement to a “Franchise Day” shall include each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in Orlando, Florida are closed.

JRECK Franchise Operations
Contribution Agreement (FINAL)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

FOCUS ACQUISITIONS GROUP, LLC, a Delaware limited liability By: /s/ Daniel R. Patterson
Daniel R. Patterson, as its Manager

FOCUS FRANCHISING COMPANY, LLC, a Delaware limited liability company By: /s/ Daniel R. Patterson
Daniel R. Patterson, as its Manager
FOCUS FRANCHISING, INC., a Florida corporation By: /s/ Daniel R. Patterson
Daniel R. Patterson, as its President

JRECK Franchise Operations
Contribution Agreement (FINAL)